Exhibit 99.1

For Release 1 p.m. PST

January 25, 2005

NetIQ Announces Second Quarter Fiscal 2005 Results

Revenue and Earnings per Share Exceed Guidance; $70.5 Million in Revenue, $0.09 EPS

SAN JOSE, Calif. — Jan. 25, 2005 — NetIQ Corp. (Nasdaq: NTIQ), a leading provider of Systems & Security Management and Web Analytics solutions, today announced financial results for its second fiscal quarter ended December 31, 2004.

GAAP Financial Results

Revenue for the second quarter of fiscal 2005 was $70.5 million compared with $64.0 million in revenue for the same quarter of the prior year. Revenue for the second quarter increased 10% year over year. GAAP net income was $5.0 million or $0.09 per basic and diluted share in the second quarter of fiscal 2005, compared with a GAAP net loss of $10.2 million or $0.18 per basic and diluted share in the second quarter of fiscal 2004.

NetIQ previously provided guidance for the second quarter of fiscal 2005 of revenue from $64 million to $68 million, and a GAAP net loss of $0.02 to net income of $0.03 per basic and diluted share.

Non-GAAP Operating Results

Non-GAAP net income for the second quarter was $4.6 million or $0.08 per diluted share, compared with non-GAAP net income of $0.5 million or $0.01 per diluted share for the same period in the prior fiscal year. NetIQ previously provided guidance for the second quarter of fiscal 2005 of non-GAAP net income of $0.01 to $0.04 per diluted share.

Non-GAAP net income presents the company’s net loss adjusted to exclude the following costs of revenue and expenses: amortization and impairment of purchased technology and other intangible assets, employee stock-based compensation, impairment of goodwill, restructuring charge, write-off of acquired in-process research and development, impairment of or gains on sale of long-term investment, cumulative effect of change in accounting principle, and related income tax effect, each as detailed under “Reconciliation of Non-GAAP Information” in the attached financial statements. The exclusion of such items is not in accordance with generally accepted accounting principles, is not intended as a substitute for GAAP net income or loss or any other GAAP measure, and may not be consistent with similar measures used by other companies.

NetIQ’s management and board of directors believe that the non-GAAP information is an additional meaningful measure of operating performance because it measures the principal operating results that can be directly influenced by management, and it provides more consistent comparability of the company’s financial results against historical results and the results of other software companies. Accordingly, it is the principal measure of performance used by management and the board of directors to measure the performance of the company against its operational objectives.

“Our second quarter revenue results exceeded our guidance, and both GAAP and Non-GAAP EPS came in significantly above our guidance. We saw strong revenue growth across our product lines. We’re also pleased to report that our research, development, sales, marketing, general and administrative expenses declined considerably as a percent of revenue from the same quarter last year, resulting in a substantial improvement to our non-GAAP operating margin,” said Chuck Boesenberg, Chairman & CEO.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. NetIQ does not undertake to update these targets in any way or for any reason prior to disclosing actual results.

•	NetIQ anticipates revenue for its third quarter ending March 31, 2005 to be in the range of $67 to $70 million, compared with $66.9 million in revenue for the quarter ended March 31, 2004, implying anticipated year over year growth of 0% to 5%. These results include the effect of the end of the revenue stream from the Ixia arrangement, which ended in the second quarter of fiscal 2005. In the third quarter of 2004, $3.5 million in revenue was recognized from the transaction with Ixia. Without including the $3.5 million revenue contribution from Ixia in the year ago period, the guidance suggests a revenue growth rate of 6% to 10%.

•	NetIQ anticipates GAAP results of ($0.03) to $0.02 per diluted share for the third quarter of fiscal 2005. Non-GAAP results are expected to be $0.02 to $0.05 per diluted share. The reconciliation to non-GAAP EPS guidance is based on the following assumptions for excluded items: amortization of purchased technology of $3.1 million, other income from Ixia’s exercise of their option of $2.5 million, amortization of other intangible assets of $2.2 million, amortization of employee stock based compensation of $240,000, and related income tax costs of $924,000 at the upper end of guidance to a benefit of $7,000 at the lower end of guidance.

•	NetIQ anticipates its sales and marketing, research and development and general and administrative expenses to be in the range of $55 to $57 million in the third quarter of fiscal 2005.

Second Quarter Business Overview

•	Revenue for the second quarter of 2005 grew 10% compared with the second quarter of fiscal 2004:

•	License revenue grew 8% (Q2 2004 $34.0 million to $36.8 million for Q2 2005)

•	Services revenue increased 12% (Q2 2004 $29.9 million to $33.7 million for Q2 2005)

•	International license revenue represented 36% of total license revenue for the second quarter of 2005, the same as in the second quarter of 2004.

•	Indirect revenue grew to 64% of revenue in the second quarter of 2005, compared to 56% in the second quarter of 2004.

•	Sales pipeline grew from the same quarter one year ago.

•	Backlog for maintenance and license revenue increased compared with the second quarter of 2004.

•	Bookings for the top five products: AppManager® Suite, NetIQ Security Manager™, NetIQ Vulnerability Manager™, Security Administration Suite and WebTrends® were up over 10% compared with the same quarter of the prior year, and also represented 88% of total bookings for the quarter.

•	Sales, Marketing, General, Administrative, Research and Development expenses were $55.4 million, or 79% of revenue, compared with 84% of revenue for Q2 2004.

•	NetIQ generated $6.0 million in cash from operations, and ended the quarter with total cash and cash equivalents and short-term investments of $294.4 million, compared with $285.5 million in the previous quarter.

•	NetIQ repurchased 215,400 shares of its common stock for $2.6 million during the quarter.

•	NetIQ spent approximately $3.0 million on capital acquisitions during the quarter.

•	Headcount declined from 1,283 in Q1 2005 to 1,279 in Q2 2005.

•	Transactions over $250,000 grew to 37, compared with 22 the same quarter last year.

•	There were 3 deals over $1 million completed during the quarter.

•	Federal bookings represented approximately 12% of license bookings during the quarter.

•	9 of the top 10 deals were sales to existing customers.

•	3 of these were new product sales to existing customers.

•	4 of the top 10 deals were compliance driven.

•	6 of the top 10 deals included a security product.

•	5 of the top 10 included AppManager product sales.

•	46 new UNIX and Linux customers were added during the quarter, driving a 50% increase in year over year bookings.

Second Quarter Product Releases

•	AppManager® Connector for NetIQ Security Manager™ is a new addition to NetIQ’s AppManager Suite of products. It is NetIQ’s first product to centralize performance and availability and security event management.

•	AppManager® Analysis Center 2.0 is an enterprise reporting and analysis tool designed specifically for AppManager data. It provides administrators with the ability to gain deep insight into the health and performance of IT systems and applications.

•	AppManager® Control Center 6.0 allows users to monitor, manage, and have unified views of servers, events and jobs spanning multiple AppManager repositories.

•	NetIQ Group Policy Administrator™ makes managing Group Policies more efficient while, at the same time, improving the security of the Windows environment and assists the customer in meeting regulatory compliance requirements.

•	Directory and Resource Administrator™ provides powerful, policy-based privilege and content management, as well as extensive auditing and reporting capabilities.

•	WebPosition® Gold 3 optimizes a web site’s relevancy, visibility and overall performance with search engines.

Second Quarter Product Awards

•	NetIQ’s VigilEnt™ Policy Center won the Tester’s Choice award from Secure Enterprise Magazine.

•	NetIQ Security Administration Suite™ won the CRN Test Center Product of the Year award in the Management category.

•	WebTrends was ranked #1 in market suitability and cited as a leader in Jupiter Research’s constellation report.

•	WebTrends was chosen as top Business Intelligence provider by readers of DM Review.

Share Repurchase Program

NetIQ purchased 215,400 shares of its Common Stock during the quarter at a cost of $2.6 million. In September 2004, NetIQ’s board of directors approved a program to repurchase shares valued at an aggregate of up to $50.0 million, on the open market, from time to time, over a 12 month period. To date, the Company has purchased 607,280 shares for $6.7 million as part of this program.

NetIQ Analyst/Investor Conference Call

NetIQ will conduct a conference call at 1:30 p.m. Pacific time today to discuss the results of the quarter in greater detail. Call-in numbers are (877) 440-8703 and 1-706-645-0115 (outside the U.S.). A replay will be available for one year at (800) 642-1687 and 1-706-645-9291 (outside the U.S.). The passcode for the live call and replay is “3163809”. An audio webcast of the call, reconciliations of GAAP and non-GAAP financial data with respect to historical results, the company’s guidance and other information can be accessed from the company’s website at

http://www.netiq.com/about_netiq/investor_relations/analystreports.asp

About NetIQ

NetIQ Corp. (Nasdaq: NTIQ) is a leading provider of Systems & Security Management and Web Analytics solutions. In addition to managing Windows-based applications, NetIQ delivers cross-platform solutions that enhance business performance resulting in higher returns on infrastructure and Web investments. NetIQ products are sold worldwide, directly and through a network of authorized NetIQ distributors and resellers. The company is headquartered in San Jose, Calif., with development and operational personnel in Houston, Texas; Portland, Ore; Raleigh, N.C.; Bellevue, Wash.; and Galway, Ireland. For more information, please visit the company’s web site at www.netiq.com or call (888) 323-6768.

Safe Harbor Statement

Statements in this press release regarding future operating results and statements other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company’s future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include (1) the effect of weak demand for software and services that results in increased uncertainty as to the company’s expected revenue; (2) risks inherent in technology businesses generally, including the timing and successful development of new products; customer acceptance of new product offerings; pricing of new products and competition in the company’s various product lines; the company’s ability to retain and hire technical personnel and other employees; changing relationships with customers, suppliers and strategic partners; and (3) the fact that the company typically receives a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company’s operating results for the quarter. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2004. All of the information in this press release is as of January 25, 2005, and NetIQ undertakes no responsibility to update this information.

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NetIQ, WebTrends, AppManager, WebPosition, NetIQ Security Manager, NetIQ Vulnerability Manager, VigilEnt, NetIQ Group Policy Administrator and Directory and Resource Administrator are trademarks or registered trademarks of NetIQ Corporation in the United States and certain other countries. All other products mentioned are trademarks or registered trademarks of their respective owners.

Contacts:

Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

Susan Torrey, Corporate Communications 1-408-856-3028, susan.torrey@netiq.com

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Software license revenue	$36,849	$34,012	$69,849	$69,037
Service revenue	33,658	29,949	65,400	57,780

Total revenue	70,507	63,961	135,249	126,817

Cost of software license revenue	1,167	2,564	2,515	5,353
Cost of service revenue	8,787	7,671	17,329	15,467
Amortization of purchased technology	3,095	5,801	6,190	11,602

Total cost of revenue	13,049	16,036	26,034	32,422

Gross profit	57,458	47,925	109,215	94,395

Operating expenses:
Sales and marketing	31,300	30,869	62,076	58,893
Research and development	16,020	16,465	32,161	32,989
General and administration	8,121	6,391	14,558	13,486
Employee stock-based compensation	325	85	500	186
Amortization of other intangible assets	2,179	4,263	4,344	8,526
Impairment of goodwill	—	—	—	150,842
Restructuring credit	(27)	(138)	(8)	(504)

Total operating expenses	57,918	57,935	113,631	264,418

Loss from operations	(460)	(10,010)	(4,416)	(170,023)

Other income (expenses):
Interest income and other, net	2,162	853	3,102	2,162
Gain on sale of long-term investment	4,100	—	4,100	—
Impairment of long-term investment	—	—	—	(4,100)

Other income (expenses), net	6,262	853	7,202	(1,938)

Income (loss) before income taxes	5,802	(9,157)	2,786	(171,961)

Income taxes	795	1,090	1,658	1,900

Net income (loss)	$5,007	$(10,247)	$1,128	$(173,861)

Basic income (loss) per share:	$0.09	$(0.18)	$0.02	$(3.07)

Shares used to compute basic earnings (loss) per share	55,001	56,870	55,093	56,588

Diluted income (loss) per share:	$0.09	$(0.18)	$0.02	$(3.07)

Shares used to compute diluted earnings (loss) per share	55,859	56,870	55,690	56,588

RECONCILIATION OF NON-GAAP INFORMATION:

Net income (loss)	$5,007	$(10,247)	$1,128	$(173,861)

Adjustments:
Amortization of purchased technology	3,095	5,801	6,190	11,602
Employee stock-based compensation	325	85	500	186
Amortization of other intangible assets	2,179	4,263	4,344	8,526
Impairment of goodwill	—	—	—	150,842
Restructuring credit	(27)	(138)	(8)	(504)
Gain on sale of long-term investment	(4,100)	—	(4,100)	—
Impairment of long-term investment	—	—	—	4,100

Total adjustments	1,472	10,011	6,926	174,752

Income tax effect	(1,911)	773	(1,955)	862

Non-GAAP net income	$4,568	$537	$6,099	$1,753

Non-GAAP diluted earnings per share	$0.08	$0.01	$0.11	$0.03

Shares used to compute non-GAAP diluted earnings per share	55,929	57,629	55,735	57,511

NetIQ Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2004	June 30, 2004
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$68,932	$57,841
Short-term investments	225,457	229,781
Accounts receivable, net	35,501	31,081
Prepaid expenses and other	5,797	5,269

Total current assets	335,687	323,972

Property and equipment, net	48,118	49,706
Other intangible assets, net	28,806	39,040
Long-term investments	3,714	4,614
Other assets	1,970	2,489
Goodwill	124,614	124,081

Total assets	$542,909	$543,902

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,512	$8,278
Accrued compensation and related benefits	14,918	14,374
Other liabilities	12,323	11,812
Restructuring liability, current portion	297	929
Deferred revenue, current portion	65,126	61,174

Total current liabilities	100,176	96,567

Restructuring liability, net of current portion	261	393
Deferred revenue, net of current portion	2,638	5,442

Total liabilities	103,075	102,402

Stockholders’ equity:
Common stock	2,903,295	2,905,610
Deferred employee stock-based compensation	(678)	(313)
Accumulated deficit	(2,461,697)	(2,462,825)
Accumulated other comprehensive loss	(1,086)	(972)

Total stockholders’ equity	439,834	441,500

Total liabilities and stockholders’ equity	$542,909	$543,902

NetIQ Corporation

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended December 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$1,128	$(173,861)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,525	28,219
Amortization of employee stock-based compensation	500	186
Loss on sale of short-term investments and property and equipment	9	153
Impairment of goodwill	—	150,842
Gain on sale of long-term investment	(4,100)	—
Impairment of long-term investment	—	4,100
Changes in:
Accounts receivable	(5,167)	8,902
Prepaid expenses and other	(10)	312
Accounts payable	(1,012)	(473)
Accrued compensation and related benefits	216	(4,648)
Other liabilities	417	(1,132)
Restructuring liability	(764)	(1,947)
Deferred revenue	1,224	12,363

Net cash provided by operating activities	9,966	23,016

Cash flows from investing activities:
Purchases of property and equipment, net	(5,268)	(4,051)
Proceeds from sales of property and equipment	39	10
Cash used in acquisitions	(533)	—
Purchases of short-term investments	(73,029)	(101,351)
Proceeds from sales of short-term investments	4,912	580
Proceeds from maturities of short-term investments	72,341	91,366
Sale of long-term investment	5,000	—
Purchases of technology	(300)	—
Other	106	(78)

Net cash provided by (used) in investing activities	3,268	(13,524)

Cash flows from financing activities:
Proceeds from sale of common stock	3,540	8,747
Repurchase of common stock	(6,721)	(2,054)

Net cash provided by (used in) financing activities	(3,181)	6,693
Effect of exchange rate changes on cash	1,038	863

Net increase in cash and cash equivalents	11,091	17,048
Cash and cash equivalents, beginning of period	57,841	76,095

Cash and cash equivalents, end of period	$68,932	$93,143

Supplemental disclosure of cash flow information:
Cash paid for interest	$11	$32
Cash paid for income taxes	$105	$603